SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
of incorporation)                                         Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Items  1-4.          Not  Applicable.

Item  5.             Other  Events

On June 30, 2004, Pathfinder Bancorp, Inc. issued a press release announcing a second quarter cash dividend declaration. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item  6.            Not  Applicable

Item 7.             Financial Statements, Pro Forma Financial Information and
                    Exhibits
                      (a)  Not Applicable
                      (b)  Not  Applicable
                      (c)  The following exhibit is filed with this Report:

Exhibit  No.    Description
------------    -----------
EXHIBIT 99.1 Press Release issued by Pathfinder Bancorp, Inc. on June 30, 2004, furnished in accordance with Item 5 of this Current Report on Form 8-K.

Items 8 - 12.     Not  Applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  July  1,  2004                By:  /s/  Thomas  W.  Schneider
                                    --------------------------------
                                     Thomas  W.  Schneider
                                     President  and  Chief  Executive
                                     Officer



                                  EXHIBIT  INDEX


The following Exhibit is filed as part of this report:

Exhibit  99.1      Press Release dated June 29, 2004


                                   EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE
June 30, 2004

PATHFINDER  BANCORP,  INC.  DECLARES  DIVIDEND


OSWEGO, NY - Thomas W. Schneider, President/CEO of Pathfinder Bancorp, Inc. and Pathfinder Bank announced that the company has declared a cash dividend of $.10 per share on the company's common stock for the fiscal quarter ending June 30, 2004. The dividend will be payable to all shareholders of record June 30, 2004 and will be paid on July 15, 2004.
Pathfinder  Bancorp,  Inc.  is  the mid-tier holding company of Pathfinder Bank.
Pathfinder Bank is a New York State chartered savings bank headquartered in Oswego, New York whose deposits are insured by the Federal Deposit Insurance Corporation. The Bank has six full service offices located in its market area within Oswego County.